                                                                     EXHIBIT (3)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        FIRST OAK BROOK BANCSHARES, INC.

                 ----------------------------------------------

                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware

                 ----------------------------------------------

     We, Richard M. Rieser, Jr. and William E. Navolio, President and Secretary, respectively, of FIRST OAK BROOK BANCSHARES, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the Certification of Incorporation of said corporation has been amended as follows:

     By striking out the whole of Article IV thereof as it now exists and inserting in lieu and instead thereof, a new Article IV, reading as follows:


                                   ARTICLE IV
                                   ----------

     The total number of shares of stock which the Corporation is authorized to issue is (4,110,000) shares, consisting of three (3) classes. The designation of each class, the series, if any, of the shares of each class, the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class          Series    No. of Shares    Par Value Per Share
-------------------------------------------------------------
Class A        None        2,000,000               --
Common                                           $2.00
Common         None        2,000,000             $2.00
Preferred      A              10,000              None
Preferred      B             100,000               --

A.   Class A Common Stock and Common Stock.
     -------------------------------------

     There shall be two classes of common stock of the Corporation. One class shall be known as Class A Common Stock. The other class shall be known as Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     (1)  Dividends.  Subject to any rights to receive dividends to which the
          ---------
          holders of the shares of the Preferred Stock may be entitled, the holders of shares of Class A Common Stock and Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors from any funds legally available therefor. No dividend, other than a dividend payable in shares of Common Stock, may be declared or paid on shares of Common Stock, unless simultaneously therewith, there is or has been declared and paid, as the case may be, a dividend on the shares of Class A Common Stock of at least 120% of the dividend on the shares of Common Stock. Dividends may be declared and paid on shares of Class A Common Stock, even if dividends are not declared on shares of Common Stock. In the event that dividends are declared which are payable in shares of Class A Common Stock or Common Stock, dividends will be declared which are payable at the same rate on both classes of common stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock and the dividends payable in shares of Common Stock will be payable to holders of Common Stock.

     (2)  Voting Rights.  Except as otherwise required by law, the holders of
          -------------
          Class A Common Stock will be entitled to one-twentieth of one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Common Stock will be entitled to one vote per share on any matters to be voted on by the Corporation's stockholders. The shares of Class A Common Stock and Common Stock vote together as a single class on all matters; except (0 the holders of Class A Common Stock and Common Stock will be entitled to vote as separate classes on any merger, consolidation, sale of assets, liquidation or business combination, which requires the approval of the stockholders and in which the consideration per share to be received by holders of Class A Common Stock is determined by the Board of Directors (whose determination shall be final unless manifestly unfair) to be less than the consideration per share to be received by the holders of Common Stock and (ii) as otherwise required by law.

     (3)  Liquidation.  In the event of any voluntary or involuntary
          -----------
          liquidation, dissolution, or winding up of the affairs of the Corporation, after there shall have been paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of record of the then outstanding shares of Class A Common Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, pro rata, an amount equal to the price per share paid by the public in the initial public offering of the Class A Common Stock before any amount is paid to the holders of the Common Stock. After such preferential amount has been paid to the holders of Class A Common Stock, the holders of the Common Stock shall be entitled to receive, out of the assets available for distribution to the holders of Common Stock, an amount per share equal to the amount per share received by the holders of Class A Common Stock pursuant to the previous sentence before any further distribution shall be paid to the holders of Class A Common Stock. Thereafter, the holders of Class A Common Stock and Common Stock shall be entitled to share ratably in the distribution of the Corporation's remaining assets. The Board of Directors may distribute in kind to the holders of the shares of Class A Common Stock and Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of the shares of Class A Common Stock and Common Stock. For purposes of this subparagraph A(3), the consolidation or merger of the Corporation with or into another corporation shall not constitute, nor shall the sale, lease, or conveyance of all or substantially all of the assets of the Corporation as an entirety in and of itself constitute a liquidation, dissolution, or winding up of the affairs of the Corporation as such terms are used herein.

     (4)  Conversion.
          ----------

     (a)  Conversion of Common Stock.  Each record holder of Common Stock is
          --------------------------
     entitled at any time to convert any or all of the shares of such holder's Common Stock into the same number of shares of Class A Common Stock.

     (b)  Conversion Procedure.
          --------------------

     (i) Each conversion of shares of Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Common Stock represented by such certificate or certificates into Class A Common Stock and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement. Such statement will obligate the Corporation to issue such Class A Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of the Class A Common Stock represented thereby.

     (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (iii) If the Corporation in any manner subdivides or combines the outstanding shares of one class of common stock, the outstanding shares of the other class of common stock will be proportionately subdivided or combined.

     (iv) The issuance of certificates for Class A Common Stock upon conversion of Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

     (v) The Corporation will not close its books against the transfer of Common Stock or of Class A Common Stock issued or issuable upon conversion of Common Stock in any manner which would interfere with the timely conversion of Common Stock.

     (5)   Registration of Transfer.  The Corporation will keep at its principal
           ------------------------
     office (or such other place as the Corporation reasonably designates) a register for the registration of shares of common stock. Upon the surrender of any certificate representing shares of any class of common stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

B    Series A Preferred Stock.
     ------------------------

     The rights, preferences and voting powers of the Series A Preferred Stock, with restrictions and qualifications thereof, are as follows:

     (1) Each share of Series A Preferred Stock will have equal voting rights with each share of Common Stock. As long as any shares of the Series A Preferred Stock are outstanding, no amendment, alteration or repeal of any of the express terms of this Preferred Stock may be made without the consent of the holders of at least two-thirds of the total of the then outstanding Series A Preferred Stock. Holders of the Series A Preferred Shares shall have pre-emptive rights to subscribe for additional shares of the same class and series of stock.

     (2) If and when declared payable from time to time by the Board of Directors of the Corporation from funds legally available therefor, the holders of shares of Series A Preferred Stock shall be entitled to receive preferential cash dividends at the rate per share of Series A

     Preferred Stock of One Dollar and Sixty-Five Cents per annum ($1.65), and no more, before any dividends shall be declared, set apart for or paid upon the Series B Preferred Stock, the Class A Common Stock or the Common Stock. The right to such a Series A Preferred Stock dividend is cumulative, and those preferential cash dividends currently due as well as all those past due must be declared, and set aside or fully paid before any distribution, by dividend or otherwise, is paid on, declared or set apart for the Series B Preferred Stock, the Class A Common Stock or the Common Stock and before any shares of the Series B Preferred Stock, the Class A Common Stock or the Common Stock shall be purchased, redeemed, or otherwise acquired for value by the Corporation.

     (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of record of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus, or earnings, an amount equal to Nineteen Dollars and Thirty-Three Cents ($19.33) for each of such shares of Series A Preferred Stock, plus the amount of all accrued and unpaid cumulative dividends up to the date of such liquidation, dissolution, or winding up, whether or not earned or declared, and no more. If, upon any such liquidation, dissolution, or winding up of the Corporation, the assets thus distributable among the holders of the Series A Preferred Stock shall be insufficient to permit the payment of such preferential amount to the holders of the Series A Preferred Stock, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock. After payment to the holders of the Series A Preferred Stock of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed among the holders of Series B Preferred Stock in amounts set in accordance with any terms, conditions, preferences, rights, qualifications, limitation or restrictions as the Board of Directors may have prescribed. If the assets thus distributable among the holders of the Series B Preferred Stock shall be insufficient to permit the payment of such amounts to the holders of the Series B Preferred Stock, then the assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series B Preferred Stock. After payment to the holders of the Series B Preferred Stock of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed among the holders of record of the Class A Common Stock and Common Stock as set forth in subparagraph A(3). However, the Corporation may declare and pay dividends upon any class or classes of stock, as provided in subparagraph B(2) above, without being required to accumulate any reserve or otherwise provide in advance for any such payment of a liquidation preference to the holders of the Series A Preferred Stock. For purposes of this subparagraph B(3), the consolidation or merger of the Corporation with or into another corporation shall not constitute, nor shall the sale, lease, or conveyance of all or substantially all of the assets of the Corporation as an entirety in and of itself constitute a liquidation, dissolution, or winding up of the affairs of the Corporation as such terms are used herein.

     (4) The outstanding shares of the Series A Preferred Stock shall be converted into Common Stock of the Corporation, at the conversion ratio of two shares of Common Stock for each share of Series A Preferred Stock between August 9, 1987 and August 8, 1992. The exact time of the conversion between these dates shall be determined by the Board of

     Directors of the Corporation in its sole discretion. No additional payment will be required at the time of the conversion of the Series A Preferred Stock into Common Stock.

     (5) In case the Corporation shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its shares of Common Stock, the conversion ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted immediately following such record or effective date so that the holder of any shares of the Series A Preferred Stock shall be entitled to receive for such shares if surrendered for conversion after such time the number of shares of capital stock of the Corporation which such holder would have held following such record or effective date had such shares of the Series A Preferred Stock been converted immediately prior to such time. The new conversion ratio shall be calculated to the nearest one-tenth of one share.

     (6) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than as provided in subparagraph B(5)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subparagraph B(6) with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this subparagraph B(6) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     (7) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series A Preferred Stock, but the Corporation shall pay a cash adjustment in lieu of fractional shares of Common Stock to be determined by the Board of Directors (whose determination will be final unless manifestly unfair).

C.   Series B Preferred Stock.
     ------------------------

     The Series B Preferred Stock of the Corporation shall be issued and sold from time to time as the Board of Directors may elect; and upon such terms and conditions, and with such voting powers, designations, preferences and relative, participating, optional or other rights, or qualifications, limitations or restrictions, as the Board of Directors may prescribe and which shall be endorsed upon the certificates representing said stock.

     SECOND:   That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of stockholders owning at least a majority of the shares of stock of the Corporation, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 13th day of November, 1985.


                                                R.M. Rieser, Jr.
                                           -------------------------
                                                   President



ATTEST:


        William E. Navolio
    --------------------------
             Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


     First Oak Brook Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of First Oak Brook Bancshares, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing said amendment on the agenda for the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IX" so that, as amended said Article shall be and read as follows:

     "A. No director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this paragraph shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this paragraph becomes effective."

     "B. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section."

     "C. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as mandated in this paragraph. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate."

     "D. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said First Oak Brook Bancshares, Inc. has caused this certificate to be signed by Richard M. Rieser, Jr., its President, and William
E. Navolio, its Secretary, this 2nd day of June, 1987.


                                 BY: /s/  R.M. Rieser, Jr.
                                    ----------------------
                                             President

                                 ATTEST: /s/ William E. Navolio
                                        -----------------------
                                             Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION



     First Oak Brook Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of First Oak Brook Bancshares, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing said amendment on the agenda for the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" Section 1 so that, as amended said Article shall be and read as follows:

     "The total number of shares of all classes of stock which this corporation shall have authority to issue is 5,100,000 shares. The classes and aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

          (i) 3,000,000 Shares of Class A Common Stock, $2.00 par value per share;

          (ii)   2,000,000 Shares of Common Stock, $2.00 par value per share;
                 and

          (iii)  100,000 Shares of Preferred Series B Stock without par value."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the Sate of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Richard M. Rieser, Jr., its President, and William E. Navolio, its Secretary, this fifth day of May, 1993.



                                 BY: /s/ R.M. Rieser, Jr.
                                    ---------------------
                                             President



                                 ATTEST: /s/ William E. Navolio
                                        -----------------------
                                             Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION



     First Oak Brook Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of First Oak Brook Bancshares, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing said amendment on the agenda for the next annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" Section 1 so that, as amended said Article shall be and reason as follows:

     "The total number of shares of all classes of stock which this corporation shall have authority to issue is 7,100,000 shares. The classes and aggregate number of shares of stock of each class which this corporation shall have authority to issue are as follows:

          (i) 4,000,000 Shares of Class A Common Stock, $2.00 par value per share;

          (ii)   3,000,000 Shares of Common Stock, $2.00 par value per share;

          (iii)  100,000 Shares of Preferred Series B Stock without par value."


     SECOND:   That thereafter, pursuant to a resolution of its Board of
Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Richard M. Rieser, Jr., its President, and William E. Navolio, its Secretary, this third day of May, 1994.



                         BY: /s/  R.M. Rieser, Jr.
                             ---------------------
                                    President



                         ATTEST: /s/ William E. Navolio
                                -----------------------
                                     Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                       FIRST OAK BROOK BANCSHARES, INC.

     First Oak Brook Bancshares, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the directors of First Oak Brook Bancshares, Inc. by written consent, filed with the minutes of the board, duly adopted resolutions, setting forth a proposed amendment to the Certification of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED, that Section 1 of Article IV of the Company's Certificate of Incorporation be and it is hereby amended to read as follows:

     Section 1 of Article IV. The total number of shares of all classes of stock which this corporation shall have authority to issue is 16,100,000 of which 10,000,000 shares shall be Class A Common Stock, $2.00 par value per share, 6,000,000 shares shall be Common Stock, $2.00 par value per share and 100,000 shares shall be Preferred Series B Stock, without par value.

     SECOND:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said First Oak Brook Bancshares, Inc. has caused this Certificate to be signed and attested by Richard M. Rieser, Jr., its President, and William E. Navolio, its Secretary, this 5th day of May, 1998.

                         FIRST OAK BROOK BANCSHARES, INC.

                         By: /s/ R.M. Rieser, Jr.
                            ---------------------
                                    President

ATTEST:

By: /s/ William E. Navolio
   -----------------------
         Secretary

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                       FIRST OAK BROOK BANCSHARES, INC.
                       --------------------------------


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1 of Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE I
                                   ---------

     The name of the corporation (hereinafter called the "Corporation") is First Oak Brook Bancshares, Inc.

                                  ARTICLE II
                                  ----------

     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III
                                  -----------

     The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

     A. To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

     B. To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner, and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

     C. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

     D. To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     E. To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

                                   ARTICLE IV
                                   ----------

     The total number of shares of stock which the Corporation is authorized to issue is One Million One Hundred Ten Thousand (1,110,000) shares, consisting of two (2) classes. The designation of each class, the series, if any, of the shares of each class, the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class        Series      No. of Shares     Par Value Per Share
--------------------------------------------------------------

Common       None        1,000,000                $2.00
Preferred    A              10,000                 None
Preferred    B             100,000                  --


A.   The Common Stock.
     ----------------

(1) Each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of the stockholders.

(2) Subject to any rights to receive dividends to which the holders of the shares of the Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors from any funds legally available therefor.

(3) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefore in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of the shares of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this subparagraph A (3).

B.   Series A Preferred Stock.
     ------------------------

The rights, preferences and voting powers of the Series A Preferred Stock, with restrictions and qualifications thereof, are as follows:

(1) Each share of Series A Preferred Stock will have equal voting rights with each share of Common Stock. As long as any shares of the Series A Preferred Stock are outstanding, no amendment, alteration or repeal of any of the express terms of this Preferred Stock may be made without the consent of the holders of at least two-thirds of the total of the then outstanding Series A Preferred Stock. Holders of the Series A Preferred Shares shall have pre-emptive rights to subscribe for additional shares of the same class and series of stock.

(2) If and when declared payable from time to time by the Board of Directors of the Corporation from funds legally available therefor, the holders of shares of Series A Preferred Stock shall be entitled to receive preferential cash dividends at the rate per share of Series A Preferred Stock of One Dollar and Sixty-Five Cents per annum ($1.65), and no more,
     (a) before any dividends shall be declared, set apart for or paid upon the Series B Preferred Stock or the Common Stock, and (b) before any shares of the Series B Preferred Stock or the Common Stock shall be purchased, redeemed, or otherwise acquired for value by the Corporation. The right to such a Series A Preferred Stock dividend is cumulative, and those preferential cash dividends currently due as well as all those past due must be declared, and set aside or fully paid before any distribution, by dividend or otherwise, is paid on, declared or set apart for the Series B Preferred Stock or the Common Stock.

(3) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of record of the outstanding Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus, or earnings, an amount equal to Nineteen Dollars and Thirty-Three Cents ($19.33) for each of such shares of Series A Preferred Stock, plus the amount of all accrued cumulative dividends up to the date of such liquidation, dissolution, or winding up, whether or not earned or declared, and no more. If, upon any such liquidation, dissolution, or winding up of the Corporation, the assets thus distributable among the holders of the Series A Preferred Stock shall be insufficient to permit the payment of such preferential amount to the holders of the Series A Preferred Stock, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock. After payment to the holders of the Series A Preferred Stock of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed among the holders of Series B Preferred Stock in amounts set in accordance with any terms, conditions, preferences, rights, qualifications, limitation or restrictions as the Board of Directors may have prescribed. If the assets thus distributable among the holders of the Series B Preferred Stock shall be insufficient to permit the payment of such amounts to the holders of the Series B Preferred Stock, then the assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series B Preferred Stock. After payment to the holders of the Series B Preferred Stock of the amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed pro rata among the holders of record of the Common Stock. However, the Corporation may declare and pay dividends upon any class or classes of stock, as provided in subparagraph (2) above, without being required to accumulate any reserve or otherwise provide in advance for any such payment of a liquidation preference to the holders of the Series A Preferred Stock. For purposes of this subparagraph (3), the consolidation or merger of the Corporation with or into another corporation shall not constitute, nor shall the sale, lease, or conveyance of all or substantially all of the assets of the Corporation as an entirety in and of itself constitute, a liquidation, dissolution, or winding up of the affairs of the Corporation as such terms used herein.

(4) The outstanding shares of the Series A Preferred Stock shall be converted into Common Stock of the Corporation, at the conversion ratio of one share of Common Stock for each share of Series A Preferred Stock, between August 9, 1987 and August 8, 1992. The exact time of the conversion between these dates shall be determined by the Board of Directors of the Corporation in its sole discretion. No additional payment will be required at the time of the conversion of the Series A Preferred Stock into Common Stock.

C.   Series B Preferred Stock.
     ------------------------

The Series B Preferred Stock of the Corporation shall be issued and sold from time to time as the Board of Directors may elect; and upon such terms and conditions, and with such voting powers, designations, preferences and relative, participating, optional or other rights, or qualifications, limitations or restrictions, as the Board of Directors may prescribe and which shall be endorsed upon the certificates representing said stock.

                                   ARTICLE V
                                   ---------

     The name and the mailing address of the Incorporator are as follows:

     NAME                                       ADDRESS
     ----------------------------------------------------------------

     Scott J. Lederman                   208 South LaSalle Street
                                         Suite 1100
                                         Chicago, Illinois 60604


                                   ARTICLE VI
                                   ----------

     The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who shall serve as directors until the first annual meeting of the stockholders or until their successors have been duly elected and qualified are as follows:

     NAME                                       ADDRESS
     --------------------------------------------------

     Eugene P. Heytow                    c/o Amalgamated Trust & Savings Bank
                                         One West Monroe Street
                                         Chicago, Illinois 60603

     Marcel M. Lutwak                    McCormick City Limited Partnership
                                         c/o McCormick Inn
                                         2300 South Lake Shore Drive
                                         Chicago, Illinois 60616

     Frank M. Paris                      1100 Keystone
                                         River Forest, Illinois 60305

     Richard M. Rieser, Jr.              c/o Oak Brook Bank
                                         2021 Spring Road
                                         Oak Brook, Illinois 60521


                                  ARTICLE VII
                                  -----------

     The Corporation is to have perpetual existence.

                                  ARTICLE VIII
                                  ------------

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

     B. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

     C. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)
          (2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                   ARTICLE IX
                                   ----------

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X
                                   ---------

     A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                                   ARTICLE XI
                                   ----------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any or all of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provision of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditor or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XII
                                  -----------

     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article XII.


Signed on March 2, 1983


                                    /s/ Scott J. Lederman
                                    ---------------------
                                    Scott J. Lederman
                                    Incorporator